Exhibit 99.4

CURAGEN CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [    ]  2009

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF CURAGEN CORPORATION

The undersigned, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated [    ] 2009,  hereby appoints TIMOTHY M. SHANNON, M.D. and SEAN A. CASSIDY, and each of them (with full power to act alone), the true and lawful attorneys and proxies of the undersigned, with full power of substitution to each, to represent and to vote all shares of the common stock of CuraGen Corporation (“CuraGen”) registered in the name of the undersigned which the undersigned is entitled to vote at the Special Meeting of Stockholders of CuraGen Corporation (the “Meeting”) to be held at [    ], local time, on [    ], [     ] at the principal offices of CuraGen Corporation, located at 322 East Main Street, Branford, Connecticut 06405, and at any adjournments or postponements thereof, with all the powers the undersigned would have if personally present and hereby revokes any previous proxies relating to such shares.

CuraGen Stockholders will be asked to vote on the following proposals at the Meeting:

Proposal No. 1:        To adopt the Agreement and Plan of Merger dated as of May 28, 2009, by and among CuraGen Corporation, Celldex Therapeutics, Inc. and Cottrell Merger Sub, Inc., as such agreement may be amended from time to time (the “merger agreement”).

Proposal No. 2:        To approve the adjournment of the Meeting, if necessary, to solicit additional proxies in the event that there are insufficient votes to constitute a quorum or approve Proposal No. 1 at the time of the Meeting.

The Board of Directors of CuraGen recommends a vote FOR each of Proposal No. 1 and Proposal No. 2.

You may indicate how you would like your shares to be voted by the named proxies at the annual meeting by

VOTING BY INTERNET — [        ] — Use the internet to transmit your voting instructions by accessing [    ] up until [   ] P.M. Eastern Time on [   ], 2009. Have your proxy card in hand when you access the web site and then follow the instructions on the website.

VOTING BY PHONE — [      ] — Use any touch-tone telephone to transmit your voting instructions by calling [   ] up until [   ] P.M. Eastern Time on [   ], 2009. Have your proxy card in hand when you call and then follow the instructions provided.

VOTING BY MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CuraGen Corporation [c/o ].

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If  you vote your shares by Proxy using either the internet, the telephone or the mail, your shares will be voted by the named proxies at the Meeting in the manner you direct, unless you subsequently revoke your Proxy in the manner provided for in the Joint Proxy Statement/Prospectus mailed herewith.  If you properly submit a Proxy but do not provide direction on how to vote for either Proposal No. 1 or Proposal No. 2, then your shares will be voted in accordance with the recommendations of the CuraGen Corporation Board of Directors.  If you properly submit a Proxy then the named proxies are authorized to vote on any other matters that may properly come before the Meeting or any adjournments or postponements thereof using their discretion.   If you wish to vote in accordance with the Board of Directors’ recommendations, all you need to do is to sign, date and return this Proxy Card, you do not need to mark any boxes.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Joint Proxy Statement/Prospectus is available at [    ].

(SEE REVERSE SIDE)

CURAGEN CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [    ]  2009

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

The internet and telephone voting facilities will close at [   ] p.m. Eastern Time on [    ], 2009.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, [FOLD ALONG THE PERFORATION,]

 DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Please mark your votes below in blue or black ink as follows: ☒

The Board of Directors recommends a vote FOR the following proposals.

For	Against	Abstain

1. To adopt the Agreement and Plan of Merger dated as of May 28, 2009, by and among CuraGen Corporation, Celldex Therapeutics, Inc. and Cottrell Merger Sub, Inc., as such agreement may be amended from time to time.

☐	☐	☐

2.To approve the adjournment of the Meeting, if necessary, to solicit additional proxies in the event that there are insufficient votes to constitute a quorum or approve Proposal No. 1 at the time of the special meeting.

☐	☐	☐

Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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